UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Professional Drive, Suite 400,

Gaithersburg, Maryland 20879

(Address of principal executive offices, including zip code)

(240) 631-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 4, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Emergent BioSolutions Inc. (“Emergent”), PaxVax Holding Company Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“PaxVax”), Panama Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and an indirect wholly-owned subsidiary of Emergent (“Merger Sub”), and PaxVax SH Representative LLC, a limited liability company organized under the laws of the Cayman Islands (the “Shareholder Representative”), Emergent completed the previously announced acquisition of PaxVax via merger, whereby Merger Sub was merged with and into PaxVax and PaxVax continued as the surviving company (the “Merger”). As a result, the operating subsidiaries of PaxVax became wholly-owned subsidiaries of Emergent. PaxVax, through its operating subsidiaries, commercializes typhoid fever (Vivotif®) and cholera (Vaxchora®) vaccines in the United States and, with respect to Vivotif, certain other countries worldwide. At the closing, Emergent paid a cash purchase price of $270 million, exclusive of customary closing adjustments, using a combination of cash-on-hand and borrowings under its existing credit facility (the “Purchase Price”).

The descriptions of the Merger Agreement herein and under Item 1.01 of the Form 8-K filed by Emergent on August 9, 2018 do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1. The copy of the Merger Agreement attached as an exhibit to this Form 8-K is intended to provide investors with information regarding its material terms. It is not intended to provide any other financial information about Emergent or its subsidiaries or affiliates or about PaxVax or its subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the entities being acquired or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may have changed after the date of the Merger Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2018, Emergent drew down $100 million under its credit facility to pay a portion of the Purchase Price.  The credit facility was disclosed in Emergent’s Form 8-K filed on October 2, 2017 and is attached as Exhibit 10.1 thereto.

Item 7.01 Regulation FD Disclosure.

On October 4, 2018, Emergent issued a press release announcing the closing of the Merger, which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

Emergent plans to file an amendment to this Current Report on Form 8-K within 71 calendar days after the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission with the required financial statements along with the required unaudited pro forma financial information.

(d) Exhibits.

Exhibit No.	Description

2.1	Merger Agreement, dated August 8, 2018, among Emergent, PaxVax, Merger Sub and the Shareholder Representative.*, **

10.1

Credit Agreement, dated September 29, 2017, among Emergent, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as the Administrative Agent (incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K, filed on October 2, 2017).

99.1	Press release, dated October 4, 2018.

*

The schedules and exhibits to the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

**

Confidential treatment has been requested for certain portions of this exhibit. The confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. In addition, schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Emergent hereby undertakes to furnish supplementally copies of any of the omitted schedules and/or exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that Emergent may request confidential treatment for any schedule and/or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: October 4, 2018	By:	/s/ RICHARD S. LINDAHL
		Name:	Richard S. Lindahl
		Title:	Executive Vice President, Chief Financial Officer and Treasurer